UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2002

GATEWAY INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-26017	95-3819300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3840 East Eagle Drive

Anaheim, California 92807

(Address of principal executive office, including zip code)

(714) 630-6253

(Registrant's telephone number, including area code)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 17, 2002, Gateway International Holdings, Inc. (the "Company") dismissed Corbin & Wertz as its independent auditor. Corbin & Wertz had been engaged by the Company following its audit of the financial statements of the Company's recently acquired subsidiary, E.M. Tool Company. Corbin & Wertz had not issued an audit report on the Company's financial statements. The decision to dismiss Corbin & Wertz was approved by the Company's Board of Directors.

Management of the Company knows of no past disagreements between the Company and Corbin & Wertz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. There were no "reportable events" (as such term is defined in Item 304 of Regulation S-K) that occurred within the Company's two most recent fiscal years nor any subsequent interim period preceding the replacement of Corbin & Wertz.

On April 17, 2002, the Company engaged Squar, Milner, Reehl & Williamson, LLP, which appointment was approved by the Company's Board of Directors. During the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of Squar, Milner, Reehl & Williamson, LLP, neither the Company nor anyone on the Company's behalf consulted with Squar, Milner, Reehl & Williamson, LLP, regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

The Company has authorized Corbin & Wertz to respond fully to all inquiries of Squar, Milner, Reehl & Williamson, LLP.

The Company has provided Corbin & Wertz with a copy of the disclosures being made in this Form 8-K and has requested that they furnish a letter to the Company addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements - None

(b) Exhibits -Letter on Change in Certifying Accountant *

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY INTERNATIONAL HOLDINGS, INC.

Date: April 17, 2002 By: /s/ LAWRENCE A. CONSALVI

Lawrence A. Consalvi

Chief Executive Officer

April 19, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K of Gateway International Holdings, Inc. for the event that occurred on April 17, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.

Date: April 19, 2002 By: /s/ CORBIN & WERTZ

Corbin & Wertz, CPA

Irvine, California

End of Filing